    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000.
                                                      REGISTRATION NO. 333-84747
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                            333 WESTERN AVENUE                                04-3363001
(State of Incorporation)                SOUTH PORTLAND, MAINE 04106                        (I.R.S. Employer
                              (Address of principal executive offices) (Zip Code)        Identification Number)


                    FAIRCHILD NSC DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)


                              Daniel E. Boxer, Esq.
                   Fairchild Semiconductor International, Inc.
                         333 Western Avenue, M.S. 01-00
                           South Portland, Maine 04106
                     (Name and address of agent for service)
                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
Title of securities to be   Amount to be          Proposed maximum offering    Proposed maximum aggregate    Amount of
registered                  registered (1)        price per share (2)          offering price (2)            registration fee
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $.01 per share       435,520 shares              $33.1875                     $14,453,820                 $3,815.81
=============================================================================================================================

(1) In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the 435,520 additional securities being registered pursuant to this Amendment No. 1 to this registration statement. 346,933 shares of the registrant's Class A Common Stock were previously registered in the initial filing of this registration statement and the registration fee with respect to those securities has previously been paid.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act of 1933 on the basis of $33.1875 per share, the average of the high and low prices reported in the consolidated reporting system of the New York Stock Exchange for January 31, 2000. .

REGISTRATION OF ADDITIONAL SECURITIES

     In accordance with General Instruction E to Form S-8, this Amendment No. 1 to this registration statement on Form S-8 is being filed solely to register 435,520 additional shares of the registrant's Class A Common Stock, which shares are to be paid by the Fairchild NSC Deferred Compensation Plan in accordance with the terms of that plan. Accordingly, this filing consists only of the facing page of the registration statement, this paragraph, the signature page and required consents. The contents of the initial filing of the registration statement on Form S-8 to which this amendment relates (S.E.C. File No. 333-84747), filed August 6, 1999, are incorporated in this filing by reference.

                                   SIGNATURES

     The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on February 4, 2000.

                               FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                               By: /s/ Daniel E. Boxer
                                   --------------------------------------------
                                   Daniel E. Boxer
                                   Executive Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                  Title                                  Date
    ---------                                  -----                                  ----

      *                           Chairman, President and
----------------------            Chief Executive Officer, and Director
Kirk P. Pond                      (principal executive officer)


      *                           Executive Vice President and Chief
---------------------             Financial Officer, and Director
Joseph R. Martin                  (principal financial officer)


/s/ David A. Henry                Vice President, Controller                      February 4, 2000
---------------------             (principal accounting officer)
David A. Henry


         *                                 Director
---------------------
William N. Stout


         *                                 Director
---------------------
Richard M. Cashin, Jr.


         *                                 Director
---------------------
Paul C. Schorr IV


         *                                 Director
---------------------
Ronald W. Shelly



*By:   /s/ Daniel E. Boxer                                                        February 4, 2000
       --------------------------
       Daniel E. Boxer
       Attorney-in-Fact

                              [KPMG LLP Letterhead]



The Board of Directors
Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 30, 1999, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of May 31, 1998 and May 30, 1999, and the related consolidated statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 30, 1999, and the related consolidated statements of cash flows for the years ended May 31, 1998 and May 30, 1999, and the related schedules, which reports appear in the Company's Registration Statement (No. 333-78557) on Form S-1.

As discussed in Note 18 to the May 30, 1999 financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 16, 1998, except as to Note 19, which is as of July 20, 1998, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of May 31, 1998 and May 25, 1997, and the related consolidated and combined statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 31, 1998, and the related consolidated statement of cash flows for the year ended May 31, 1998, and the related schedules, which reports appear in the Company's 1998 Annual Report on Form 10-K.

As discussed in Note 19 to the May 31, 1998 financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-8.

 /s/ KPMG LLP

Boston, Massachusetts
February 3, 2000

                              [KPMG LLP Letterhead]



The Board of Directors
Fairchild Semiconductor Corporation of California
(formerly known as Raytheon Semiconductor, Inc.):

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1998, with respect to the balance sheet of Raytheon Semiconductor, Inc. (a wholly owned subsidiary of Thornwood Trust) as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year then ended, which report appears in the Registration Statement (No. 333-78557) on Form S-1 of Fairchild Semiconductor International, Inc.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-8.

/s/ KPMG LLP

Mountain View, California
February 3, 2000

                    [Samil Accounting Corporation Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-84747) of Fairchild Semiconductor International, Inc. of our report dated February 24, 1999 relating to the financial statements of the Power Device Business of Samsung Electronics Co., Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Samil Accounting Corporation

Samil Accounting Corporation

Seoul, Korea

February 2, 2000